Exhibit 99.1

FOR IMMEDIATE RELEASE

OCTOBER 22, 2013

Firm’s recall hotline: 855-360-3488 (toll-free)

Firm’s recall webpage: http://ridefox.com/recall

Firm’s media contacts:

North America Media Inquiries

Mark Jordan

FOX – Global Marketing Communications Manager

(831) 740-4612

mjordan@ridefox.com

Europe, Oceania, and Asia Media Inquiries

Chris Trojer

FOX – European Marketing Manager

+49 170 8312901

c.trojer@foxracingshox.eu

Voluntary Recall of Certain Model Year 2013 32 and 34 Evolution Series forks with 120mm – 160mm of travel with an open cartridge damper

FOX has initiated a voluntary recall of certain model year 2013 Evolution Series forks manufactured between March 1, 2012 and November 30, 2012. Consumers should stop using the recalled product immediately unless otherwise instructed.

Name of Product: Specified FOX Model year 2013, 32 and 34 Evolution Series Forks having 120-160mm of travel

UNITS: about 40,000 units total worldwide, of which about 12,500 were sold in the U.S. and Canada.

MANUFACTURER: Fox Factory of Scotts Valley, CA

HAZARD: The fork damper cylinder / piston assembly in some of these units may separate and allow the fork to over-extend under certain circumstances, possibly causing the front wheel to detach from the bicycle while in use, creating a fall hazard.

INCIDENTS/INJURIES: FOX has received 1 report of an incident in which a broken damper may have caused the fork to over-extend and allow the front wheel to detach.

DESCRIPTION: The recall involves certain Model Year 2013 32 and 34 Evolution Series bicycle forks with 120mm-160mm of travel with an open cartridge damper. Follow the steps in the instructions below to identify if you have an affected fork.

SOLD: As original equipment on 2013 model year Specialized, Trek, Scott, Kona, Cannondale and various other brand bicycles and as aftermarket equipment.

MANUFACTURED IN: The forks affected by this recall were assembled in Fox’s Watsonville, CA facility.

REMEDY: If a consumer suspects that their fork may be within this recall then he or she should stop using their fork immediately until a final determination is made as to whether their fork is affected. To make that determination, consumers should follow the directions below to locate the ID Code and Serial Number, and with that information use the recall web page (http://ridefox.com/recall or toll free number (855-360-3488 ) to receive a determination of whether their fork is within the recall. If the fork is within the recall range, the consumer should cease using the fork immediately and contact Fox. The consumer will receive a free upgrade damper for the recalled fork, to be installed by Fox or by a qualified retailer. If the fork is not within the recall range, the consumer may continue using the fork.

CONSUMER CONTACT:

•	Toll-free: 855-360-3488 (M-F, 8am – 5pm, PT)
•	recall@ridefox.com

FOX has submitted its plans for this voluntary recall to the U.S. Consumer Product Safety Commission and Health Canada, and anticipates conducting the recall with their full cooperation.

We apologize in advance for any inconvenience and assure you that the damper upgrade will get you back on the trail safely.

IDENTIFYING YOUR 2013 EVOLUTION SERIES FORK

DO YOU HAVE AN EVOLUTION SERIES FORK?

•	Evolution Series appears on the largest left and right decals

OTHER DISTINGUISHING CHARACTERISTICS

•	Fork Colors: Black ,White or Green
•	FLOAT
•	Remote or non-remote
•	Travel: 120mm-160mm
•	Decal Colors: Black & White with Silver, Grey, and custom PMS color combinations that are coordinated with the bike’s color scheme

WHAT TO DO

•	Locate the fork’s ID code on the backside of its left lower leg.
•	Enter the ID code in the interactive form at http://ridefox.com/recall
•	You will then be guided through upgrade process step-by-step
•	The next step, if your fork is identified as possibly needing an upgrade, will be to locate the serial number stamped on the underside of the crown. You will need to remove your front wheel to get this information. You may also need to clean this area depending on your bike’s use. If it’s a remote fork, you’ll need to remove the cable hanger to see the entire serial number. Please also note that the numbers 0, 3, and, 8 can look very similar.

If you can confirm that your Evolution Forks are subject to this recall, please contact FOX for instructions to arrange a free repair. Please also contact FOX if you are unable to utilize the interactive upgrade instructions on the web:

•	Toll-free: 855-360-3488 (M-F, 8am – 5pm, PT)
•	recall@ridefox.com

FOX is interested in receiving incident or injury reports that are either directly related to this recall, or involve any hazard with this product. Please tell us about it by vial email: recall@ridefox.com.